Exhibit 99.1

Triumph Bancorp Reports Third Quarter Net Income to Common Stockholders of $22.0 Million

DALLAS – October 19, 2020 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph” or the “Company”) today announced earnings and operating results for the third quarter of 2020.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.

2020 Third Quarter Highlights

•	For the third quarter of 2020, net income available to common stockholders was $22.0 million. Diluted earnings per share were $0.89.
•

Adjusted diluted earnings per share were $0.91 for the quarter ended September 30, 2020, which exclude transaction costs related to the acquisition of Transport Financial Solutions (“TFS”), net of taxes.

•

On July 8, 2020, we acquired the transportation factoring assets (the “TFS Acquisition”) of Transport Financial Solutions (“TFS”), a wholly owned subsidiary of Covenant Logistics Group, Inc. ("CVLG"). Details of the TFS Acquisition can be found in our SEC Form 8-K filed on July 13, 2020. On September 23, 2020, we entered into an Account Management Agreement, Amendment to Purchase Agreement and Mutual Release (the “Agreement”) with Covenant Transport Solutions, LLC (“CTS”) and CVLG the details of which can be found in our SEC Form 8-K filed on September 23, 2020. The TFS Acquisition and subsequent Agreement resulted in our acquisition of $101.9 million of net factored receivables, a purchase credit deteriorated (“PCD”) allowance for credit loss (“ACL”) of $37.4 million, an indemnification asset of $31.2 million, a net deferred tax asset of $1.4 million, and $8.0 million of intangible assets including $4.5 million of goodwill. Total consideration paid was $105.1 million. Further details regarding the transaction can be found in the appendix to the accompanying investor deck.

•

For the quarter ended September 30, 2020, we recorded a $0.3 million benefit to total credit loss expense, comprised of a $0.4 million benefit to credit loss expense related to our loan portfolio and $0.1 million of credit loss expense related to held to maturity securities. Credit loss expense related to off balance sheet loan commitments was insignificant for the quarter. Regarding the $0.4 million benefit to credit loss expense on our loan portfolio:

o	Our macroeconomic forecasts did not change materially from the prior quarter and resulted in credit loss expense of approximately $0.6 million.
o

Changes in the volume and mix of our loan portfolio provided a benefit of $1.7 million to credit loss expense. Net charge offs were $0.7 million and the increase in non-purchase credit deteriorated specific reserves was $0.1 million.

o

Our ACL as a percentage of loans held for investment increased 64 basis points during the quarter to 1.88% at September 30, 2020. We recorded PCD specific reserves of $37.4 million during the quarter on the Over-Formula Advance Portfolio obtained through the TFS Acquisition, which contributed 77 basis points to the ratio at September 30, 2020. The PCD reserves were recorded through purchase accounting and had no impact on our credit loss expense for the quarter.

•

As of September 30, 2020, the Company’s balance sheet reflected short-term deferrals on outstanding loan balances of $103.0 million to assist customers impacted by COVID-19.  Modifications related to the COVID-19 pandemic and qualifying under the provisions of Section 4013 of the CARES Act are not considered troubled debt restructurings. As of September 30, 2020, these deferred balances carried accrued interest of $0.7 million.

•

As of September 30, 2020, the Company carried 2,080 PPP loans representing a balance of $223.2 million classified as commercial loans. The Company has received approximately $7.7 million in total fees from the SBA, $1.2 million and $2.6 million of which were recognized in earnings during the three and nine months ended September 30, 2020, respectively. The remaining fees will be amortized over the respective lives of the loans.

•	Net interest margin (“NIM”) was 5.83% for the quarter ended September 30, 2020.
•

Included in noninterest income for the quarter ended September 30, 2020 was a $3.1 million gain on sale of securities and a $2.0 million gain recognized on the increased value of the receivable due from CVLG resulting from the Agreement. These gains were partially offset by a $0.7 million loss recognized on the donation of a branch to a local municipality during the same period.

•

Total loans held for investment increased $459.6 million, or 10.5%, to $4.853 billion at September 30, 2020. Average loans for the quarter increased $116.4 million, or 2.6%, to $4.526 billion. The increase in total loans reflects $107.5 million of factored receivables purchased through the TFS Acquisition. Excluding the TFS Acquisition, organic growth in factored receivables was $347.2 million, or 61.8%, during the three months ended September 30, 2020.

•	Triumph Business Capital and TriumphPay processed a combined $2.920 billion in invoice payments for the quarter ended September 30, 2020.
•

The total dollar value of invoices purchased by Triumph Business Capital for the quarter ended September 30, 2020 was $1.984 billion with an average invoice size of $1,931. The transportation average invoice size for the quarter was $1,787.

•	For the quarter ended September 30, 2020, TriumphPay processed 1,364,606 invoices paying 57,953 distinct carriers a total of $1.161 billion.

Balance Sheet

Total loans held for investment increased $459.6 million, or 10.5%, during the third quarter to $4.853 billion at September 30, 2020. The national lending portfolio increased $118.9 million, or 11.1%, to $1,187.8 million, the commercial finance portfolio increased $461.9 million, or 37.7%, to $1.687 billion, and the community banking portfolio decreased $121.2 million, or 5.8%, to $1.978 billion during the quarter. The increase in total loans and the commercial finance portfolio reflects $107.5 million of factored receivables purchased through the TFS Acquisition.

Total deposits were $4.248 billion at September 30, 2020, an increase of $185.8 million, or 4.6%, in the third quarter of 2020.  Non-interest-bearing deposits accounted for 31% of total deposits and non-time deposits accounted for 69% of total deposits at September 30, 2020.

Net Interest Income

We earned net interest income for the quarter ended September 30, 2020 of $74.4 million compared to $64.3 million for the quarter ended June 30, 2020.

Yields on loans for the quarter ended September 30, 2020 were up 53 bps from the prior quarter to 7.05%. The average cost of our total deposits was 0.56% for the quarter ended September 30, 2020 compared to 0.79% for the quarter ended June 30, 2020.

Asset Quality

Non-performing assets were 1.52% of total assets at September 30, 2020 compared to 1.20% of total assets at June 30, 2020.  Approximately 17 basis points of this ratio at September 30, 2020 consisted of $10.0 million of the Over-Formula Advance Portfolio obtained through TFS Acquisition which represents the portion that not covered by CVLG’s indemnification.

The ratio of past due to total loans increased to 2.40% at September 30, 2020 from 1.50% at June 30, 2020. Approximately 79 basis points of this ratio at September 30, 2020 consisted of $38.5 million of past due factored receivables related to the Over-Formula Advance Portfolio. We recorded total net charge-offs of $0.7 million, or 0.02% of average loans, for the quarter ended September 30, 2020 compared to net charge-offs of $1.1 million, or 0.02% of average loans, for the quarter ended June 30, 2020.

Non-Interest Income and Expense

We earned non-interest income for the quarter ended September 30, 2020 of $10.5 million compared to $20.0 million for the quarter ended June 30, 2020. Excluding the gain on sale of TPF, we earned adjusted noninterest income of $10.2 million for the three months ended June 30, 2020.

For the quarter ended September 30, 2020, non-interest expense totaled $55.3 million. Non-interest expense for the quarter ended June 30, 2020 was $52.7 million. Excluding the transaction costs related to the TFS acquisition, we incurred adjusted noninterest expense of $54.5 million for the three months ended September 30, 2020.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 7:00 a.m. Central Time on Tuesday, October 20, 2020. Todd Ritterbusch, Chief Lending Officer, will also be available for questions.

To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. call.  A simultaneous audio-only webcast may be accessed via the Company's website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/links/tbk201020.html. An archive of this conference call will subsequently be available at this same location on the Company’s website.

About Triumph

Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking, national lending, and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; changes in management personnel; interest rate risk; concentration of our products and services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; risks related to the integration of acquired businesses and any future acquisitions; our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of FDIC, insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 11, 2020 and its Quarterly Report on Form 10-Q, filed with the SEC on August 7, 2020.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor our operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Financial Highlights:
Total assets	$5,836,787	$5,617,493	$5,353,729	$5,060,297	$5,039,697	$5,836,787	$5,039,697
Loans held for investment	$4,852,911	$4,393,311	$4,320,548	$4,194,512	$4,209,417	$4,852,911	$4,209,417
Deposits	$4,248,101	$4,062,332	$3,682,015	$3,789,906	$3,697,833	$4,248,101	$3,697,833
Net income available to common stockholders	$22,005	$13,440	$(4,450)	$16,709	$14,317	$30,995	$41,835

Performance Ratios - Annualized:
Return on average assets	1.65%	0.99%	(0.36%)	1.31%	1.17%	0.80%	1.20%
Return on average total equity	13.24%	8.86%	(2.85%)	10.24%	8.79%	6.63%	8.63%
Return on average common equity	13.61%	8.94%	(2.85%)	10.24%	8.79%	6.62%	8.63%
Return on average tangible common equity (1)	19.43%	12.96%	(4.09%)	14.54%	12.56%	9.51%	12.38%
Yield on loans(2)	7.05%	6.52%	7.22%	7.48%	7.63%	6.92%	7.85%
Cost of interest bearing deposits	0.79%	1.08%	1.34%	1.45%	1.49%	1.07%	1.39%
Cost of total deposits	0.56%	0.79%	1.05%	1.15%	1.19%	0.79%	1.11%
Cost of total funds	0.67%	0.85%	1.23%	1.35%	1.41%	0.90%	1.36%
Net interest margin(2)	5.83%	5.11%	5.63%	5.72%	5.85%	5.52%	5.99%
Net non-interest expense to average assets	3.23%	2.40%	3.88%	3.46%	3.64%	3.14%	3.67%
Adjusted net non-interest expense to average assets (1)	3.17%	3.11%	3.88%	3.46%	3.64%	3.37%	3.67%
Efficiency ratio	65.15%	62.56%	78.24%	70.15%	71.93%	68.07%	71.29%
Adjusted efficiency ratio (1)	64.18%	70.75%	78.24%	70.15%	71.93%	70.61%	71.29%

Asset Quality:(3)
Past due to total loans(4)	2.40%	1.50%	1.99%	1.74%	1.91%	2.40%	1.91%
Non-performing loans to total loans	1.17%	1.27%	1.26%	0.97%	1.00%	1.17%	1.00%
Non-performing assets to total assets	1.52%	1.20%	1.09%	0.87%	0.91%	1.52%	0.91%
ACL to non-performing loans(5)	159.67%	97.66%	82.37%	71.63%	75.58%	159.67%	75.58%
ACL to total loans(5)	1.88%	1.24%	1.04%	0.69%	0.76%	1.88%	0.76%
Net charge-offs to average loans	0.02%	0.02%	0.04%	0.08%	0.01%	0.08%	0.09%

Capital:
Tier 1 capital to average assets(6)	10.75%	9.98%	9.62%	10.03%	10.37%	10.75%	10.37%
Tier 1 capital to risk-weighted assets(6)	10.32%	10.57%	9.03%	10.29%	10.08%	10.32%	10.08%
Common equity tier 1 capital to risk-weighted assets(6)	8.72%	8.84%	8.24%	9.46%	9.26%	8.72%	9.26%
Total capital to risk-weighted assets(5)	12.94%	13.44%	11.63%	12.76%	11.79%	12.94%	11.79%
Total equity to total assets	11.89%	11.69%	11.01%	12.58%	12.57%	11.89%	12.57%
Tangible common stockholders' equity to tangible assets(1)	8.09%	7.84%	7.77%	9.16%	9.10%	8.09%	9.10%

Per Share Amounts:
Book value per share	$26.11	$25.28	$24.45	$25.50	$24.99	$26.11	$24.99
Tangible book value per share (1)	$18.38	$17.59	$16.64	$17.88	$17.40	$18.38	$17.40
Basic earnings (loss) per common share	$0.89	$0.56	$(0.18)	$0.67	$0.56	$1.28	$1.60
Diluted earnings (loss) per common share	$0.89	$0.56	$(0.18)	$0.66	$0.56	$1.27	$1.59
Adjusted diluted earnings per common share(1)	$0.91	$0.25	$(0.18)	$0.66	$0.56	$0.99	$1.59
Shares outstanding end of period	24,851,601	24,202,686	24,101,120	24,964,961	25,357,985	24,851,601	25,357,985

Unaudited consolidated balance sheet as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019
ASSETS
Total cash and cash equivalents	$288,278	$437,064	$208,414	$197,880	$115,043
Securities - available for sale	242,802	331,126	302,122	248,820	302,917
Securities - held to maturity	6,096	6,285	8,217	8,417	8,517
Equity securities	6,040	6,411	5,678	5,437	5,543
Loans held for sale	36,716	50,382	4,431	2,735	7,499
Loans held for investment	4,852,911	4,393,311	4,320,548	4,194,512	4,209,417
Allowance for credit losses	(90,995)	(54,613)	(44,732)	(29,092)	(31,895)
Loans, net	4,761,916	4,338,698	4,275,816	4,165,420	4,177,522
Assets held for sale	—	—	97,895	—	—
FHLB and other restricted stock	18,464	26,345	37,080	19,860	23,960
Premises and equipment, net	105,455	107,736	98,363	96,595	87,112
Other real estate owned ("OREO"), net	1,704	1,962	2,540	3,009	2,849
Goodwill and intangible assets, net	192,041	186,162	188,208	190,286	192,440
Bank-owned life insurance	41,440	41,298	41,122	40,954	40,724
Deferred tax asset, net	7,716	8,544	9,457	3,812	5,971
Other assets	128,119	75,480	74,386	77,072	69,600
Total assets	$5,836,787	$5,617,493	$5,353,729	$5,060,297	$5,039,697
LIABILITIES
Non-interest bearing deposits	$1,315,900	$1,120,949	$846,412	$809,696	$754,233
Interest bearing deposits	2,932,201	2,941,383	2,835,603	2,980,210	2,943,600
Total deposits	4,248,101	4,062,332	3,682,015	3,789,906	3,697,833
Customer repurchase agreements	14,192	6,732	3,693	2,033	14,124
Federal Home Loan Bank advances	435,000	455,000	850,000	430,000	530,000
Payment Protection Program Liquidity Facility	223,713	223,809	—	—	—
Subordinated notes	87,455	87,402	87,347	87,327	49,010
Junior subordinated debentures	39,944	39,816	39,689	39,566	39,443
Other liabilities	94,540	85,531	101,638	74,875	75,594
Total liabilities	5,142,945	4,960,622	4,764,382	4,423,707	4,406,004
EQUITY
Preferred Stock	45,000	45,000	—	—	—
Common stock	279	273	272	272	272
Additional paid-in-capital	488,094	472,795	474,441	473,251	472,368
Treasury stock, at cost	(102,942)	(102,888)	(102,677)	(67,069)	(52,632)
Retained earnings	258,254	236,249	222,809	229,030	212,321
Accumulated other comprehensive income (loss)	5,157	5,442	(5,498)	1,106	1,364
Total stockholders' equity	693,842	656,871	589,347	636,590	633,693
Total liabilities and equity	$5,836,787	$5,617,493	$5,353,729	$5,060,297	$5,039,697

Unaudited consolidated statement of income:

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Interest income:
Loans, including fees	$48,774	$50,394	$48,323	$52,395	$50,249	$147,491	$143,253
Factored receivables, including fees	31,468	21,101	24,292	25,573	25,570	76,861	75,684
Securities	1,927	2,676	2,107	2,379	2,784	6,710	8,095
FHLB and other restricted stock	122	148	204	165	209	474	547
Cash deposits	73	79	488	659	603	640	2,403
Total interest income	82,364	74,398	75,414	81,171	79,415	232,176	229,982
Interest expense:
Deposits	5,834	7,584	9,677	10,961	11,036	23,095	29,264
Subordinated notes	1,348	1,321	1,347	1,035	840	4,016	2,518
Junior subordinated debentures	462	554	646	687	719	1,662	2,223
Other borrowings	341	688	1,244	2,080	2,055	2,273	6,482
Total interest expense	7,985	10,147	12,914	14,763	14,650	31,046	40,487
Net interest income	74,379	64,251	62,500	66,408	64,765	201,130	189,495
Credit loss expense (benefit)	(258)	13,609	20,298	382	2,865	33,649	7,560
Net interest income after credit loss expense	74,637	50,642	42,202	66,026	61,900	167,481	181,935
Non-interest income:
Service charges on deposits	1,470	573	1,588	1,889	1,937	3,631	5,243
Card income	2,091	1,941	1,800	1,943	2,015	5,832	5,930
Net OREO gains (losses) and valuation adjustments	(41)	(101)	(257)	50	(56)	(399)	301
Net gains (losses) on sale of securities	3,109	63	38	39	19	3,210	22
Fee income	1,402	1,304	1,686	1,686	1,624	4,392	4,755
Insurance commissions	990	864	1,051	1,092	1,247	2,905	3,127
Gain on sale of subsidiary	—	9,758	—	—	—	9,758	—
Other	1,472	5,627	1,571	1,967	956	8,670	3,525
Total non-interest income	10,493	20,029	7,477	8,666	7,742	37,999	22,903
Non-interest expense:
Salaries and employee benefits	31,651	30,804	30,722	29,586	28,717	93,177	83,276
Occupancy, furniture and equipment	5,574	4,964	5,182	4,667	4,505	15,720	13,529
FDIC insurance and other regulatory assessments	360	495	315	(302)	(2)	1,170	600
Professional fees	3,265	1,651	2,107	1,904	1,969	7,023	5,384
Amortization of intangible assets	2,141	2,046	2,078	2,154	2,228	6,265	6,977
Advertising and promotion	1,105	1,151	1,292	1,347	1,379	3,548	4,779
Communications and technology	5,569	5,444	5,501	5,732	5,382	16,514	15,244
Other	5,632	6,171	7,556	7,573	7,975	19,359	21,634
Total non-interest expense	55,297	52,726	54,753	52,661	52,153	162,776	151,423
Net income (loss) before income tax	29,833	17,945	(5,074)	22,031	17,489	42,704	53,415
Income tax expense (benefit)	6,929	4,505	(624)	5,322	3,172	10,810	11,580
Net income (loss)	$22,904	$13,440	$(4,450)	$16,709	$14,317	$31,894	$41,835
Dividends on preferred stock	(899)	—	—	—	—	(899)	—
Net income available to common stockholders	$22,005	$13,440	$(4,450)	$16,709	$14,317	$30,995	$41,835

Earnings per share:

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Basic
Net income (loss) to common stockholders	$22,005	$13,440	$(4,450)	$16,709	$14,317	$30,995	$41,835
Weighted average common shares outstanding	24,592,092	23,987,049	24,314,329	25,089,447	25,621,054	24,298,897	26,228,499
Basic earnings (loss) per common share	$0.89	$0.56	$(0.18)	$0.67	$0.56	$1.28	$1.60

Diluted
Net income (loss) to common stockholders - diluted	$22,005	$13,440	$(4,450)	$16,709	$14,317	$30,995	$41,835
Weighted average common shares outstanding	24,592,092	23,987,049	24,314,329	25,089,447	25,621,054	24,298,897	26,228,499
Dilutive effects of:
Assumed exercises of stock options	48,102	38,627	—	69,865	60,068	53,232	61,054
Restricted stock awards	67,907	37,751	—	70,483	45,631	65,893	40,572
Restricted stock units	18,192	4,689	—	13,264	3,045	15,198	57
Performance stock units - market based	76,095	6,326	—	11,803	4,673	30,995	1,558
Performance stock units - performance based	—	—	—	—	—	—	—
Weighted average shares outstanding - diluted	24,802,388	24,074,442	24,314,329	25,254,862	25,734,471	24,464,215	26,331,740
Diluted earnings (loss) per common share	$0.89	$0.56	$(0.18)	$0.66	$0.56	$1.27	$1.59

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2020	2020	2020	2019	2019	2020	2019
Stock options	98,513	148,528	225,055	66,019	67,023	98,513	67,023
Restricted stock awards	—	109,834	147,748	—	3,209	—	3,209
Restricted stock units	—	38,801	55,228	—	—	—	54,077
Performance stock units - market based	—	76,461	67,707	55,228	55,228	—	55,228
Performance stock units - performance based	261,125	262,625	254,000	254,000	—	261,125	—

Loans held for investment summarized as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019
Commercial real estate	$762,531	$910,261	$985,757	$1,046,961	$1,115,559
Construction, land development, land	244,512	213,617	198,050	160,569	164,186
1-4 family residential properties	164,785	168,707	169,703	179,425	186,405
Farmland	110,966	125,259	133,579	154,975	161,447
Commercial	1,536,903	1,518,656	1,412,822	1,342,683	1,369,505
Factored receivables	1,016,337	561,576	661,100	619,986	599,651
Consumer	17,106	18,450	20,326	21,925	24,967
Mortgage warehouse	999,771	876,785	739,211	667,988	587,697
Total loans	$4,852,911	$4,393,311	$4,320,548	$4,194,512	$4,209,417

Our total loans held for investment portfolio consists of traditional community bank loans as well as commercial finance product lines focused on businesses that require specialized financial solutions and national lending product lines that further diversify our lending operations.

Commercial finance loans are further summarized below:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019
Commercial - Equipment	$509,849	$487,145	$479,483	$461,555	$429,412
Commercial - Asset-based lending	160,711	176,235	245,001	168,955	247,026
Factored receivables	1,016,337	561,576	661,100	619,986	599,651
Commercial finance	$1,686,897	$1,224,956	$1,385,584	$1,250,496	$1,276,089

Commercial finance % of total loans	35%	28%	32%	30%	30%

National lending loans are further summarized below:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019
Mortgage warehouse	$999,771	$876,785	$739,211	$667,988	$587,697
Commercial - Liquid credit	188,034	192,118	172,380	81,353	37,386
Commercial - Premium finance	—	—	—	101,015	101,562
National lending	$1,187,805	$1,068,903	$911,591	$850,356	$726,645

National lending % of total loans	24%	24%	21%	20%	17%

Additional information pertaining to our loan portfolio, summarized for the quarters ended:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019
Average community banking	$2,047,059	$2,111,615	$2,041,256	$2,170,149	$2,193,533
Average commercial finance	1,480,593	1,259,584	1,292,749	1,260,000	1,208,823
Average national lending	998,411	1,038,476	711,837	704,244	541,367
Average total loans	$4,526,063	$4,409,675	$4,045,842	$4,134,393	$3,943,723
Community banking yield	5.05%	5.23%	5.67%	5.89%	5.79%
Commercial finance yield	11.23%	10.21%	11.00%	11.64%	12.31%
National lending yield	4.98%	4.67%	4.80%	4.96%	4.63%
Total loan yield	7.05%	6.52%	7.22%	7.48%	7.63%

Information pertaining to our factoring segment, which includes only factoring originated by our Triumph Business Capital subsidiary, summarized as of and for the quarters ended:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2020	2020	2020	2019	2019
Factored receivable period end balance	$948,987,000	$528,379,000	$641,366,000	$573,372,000	$562,009,000
Yield on average receivable balance	15.65%	15.48%	16.13%	17.20%	18.23%
Rolling twelve quarter annual charge-off rate	0.43%	0.43%	0.42%	0.39%	0.36%
Factored receivables - transportation concentration	88%	85%	80%	81%	83%

Interest income, including fees	$30,068,000	$20,387,000	$23,497,000	$24,813,000	$24,869,000
Non-interest income(1)	1,157,000	1,072,000	1,296,000	1,154,000	1,291,000
Factored receivable total revenue	31,225,000	21,459,000	24,793,000	25,967,000	26,160,000
Average net funds employed	694,170,000	477,112,000	537,138,000	524,546,000	494,198,000
Yield on average net funds employed	17.89%	18.09%	18.56%	19.64%	21.00%

Accounts receivable purchased	$1,984,490,000	$1,238,465,000	$1,450,618,000	$1,489,538,000	$1,450,905,000
Number of invoices purchased	1,027,839	812,902	878,767	896,487	890,986
Average invoice size	$1,931	$1,524	$1,651	$1,662	$1,628
Average invoice size - transportation	$1,787	$1,378	$1,481	$1,507	$1,497
Average invoice size - non-transportation	$5,181	$4,486	$4,061	$3,891	$3,467
(1)	September 30, 2020 balance excludes the $2.0 million gain recognized on the increased value of the receivable due from CVLG resulting from the amended TFS acquisition agreement.

Deposits summarized as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019
Non-interest bearing demand	$1,315,900	$1,120,949	$846,412	$809,696	$754,233
Interest bearing demand	634,272	648,309	583,445	580,323	587,123
Individual retirement accounts	94,933	97,388	101,743	104,472	108,593
Money market	384,476	397,914	412,376	497,105	424,162
Savings	405,954	391,624	367,163	363,270	356,368
Certificates of deposit	857,514	937,766	1,056,012	1,084,425	1,120,850
Brokered time deposits	344,986	258,378	314,864	350,615	346,504
Other brokered deposits	210,066	210,004	—	—	—
Total deposits	$4,248,101	$4,062,332	$3,682,015	$3,789,906	$3,697,833

Net interest margin summarized for the three months ended:

	September 30, 2020			June 30, 2020
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$224,958	$73	0.13%	$262,615	$79	0.12%
Taxable securities	259,470	1,674	2.57%	303,519	2,400	3.18%
Tax-exempt securities	39,847	253	2.53%	43,796	276	2.53%
FHLB and other restricted stock	22,121	122	2.19%	36,375	148	1.64%
Loans	4,526,063	80,242	7.05%	4,409,675	71,495	6.52%
Total interest earning assets	$5,072,459	$82,364	6.46%	$5,055,980	$74,398	5.92%
Non-interest earning assets:
Other assets	446,249			431,092
Total assets	$5,518,708			$5,487,072
Interest bearing liabilities:
Deposits:
Interest bearing demand	$635,287	$207	0.13%	$630,023	$287	0.18%
Individual retirement accounts	95,962	300	1.24%	100,211	359	1.44%
Money market	385,620	263	0.27%	398,276	363	0.37%
Savings	400,102	152	0.15%	382,521	144	0.15%
Certificates of deposit	905,075	3,782	1.66%	1,008,644	5,055	2.02%
Brokered time deposits	247,928	941	1.51%	301,262	1,374	1.83%
Other brokered deposits	251,701	189	0.30%	4,670	2	0.17%
Total interest bearing deposits	2,921,675	5,834	0.79%	2,825,607	7,584	1.08%
Federal Home Loan Bank advances	255,163	143	0.22%	678,225	572	0.34%
Subordinated notes	87,425	1,348	6.13%	87,368	1,321	6.08%
Junior subordinated debentures	39,874	462	4.61%	39,745	554	5.61%
Other borrowings	236,297	198	0.33%	137,045	116	0.34%
Total interest bearing liabilities	$3,540,434	$7,985	0.90%	$3,767,990	$10,147	1.08%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	1,213,494			1,038,979
Other liabilities	76,453			69,845
Total equity	688,327			610,258
Total liabilities and equity	$5,518,708			$5,487,072
Net interest income		$74,379			$64,251
Interest spread			5.56%			4.84%
Net interest margin			5.83%			5.11%

Loan balance totals include respective nonaccrual assets.

Net interest spread is the yield on average interest earning assets less the rate on interest bearing liabilities.

Net interest margin is the ratio of net interest income to average interest earning assets.

Average rates have been annualized.

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended					As of and for the Nine Months Ended
(Dollars in thousands,	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
except per share amounts)	2020	2020	2020	2019	2019	2020	2019
Net income available to common stockholders	$22,005	$13,440	$(4,450)	$16,709	$14,317	$30,995	$41,835
Transaction costs	827	—	—	—	—	827	—
Gain on sale of subsidiary or division	—	(9,758)	—	—	—	(9,758)	—
Tax effect of adjustments	(197)	2,451	—	—	—	2,254	—
Adjusted net income available to common stockholders - diluted	$22,635	$6,133	$(4,450)	$16,709	$14,317	$24,318	$41,835

Weighted average shares outstanding - diluted	24,802,388	24,074,442	24,314,329	25,254,862	25,734,471	24,464,215	26,331,740
Adjusted diluted earnings per common share	$0.91	$0.25	$(0.18)	$0.66	$0.56	$0.99	$1.59

Average total stockholders' equity	$688,327	$610,258	$627,369	$647,546	$646,041	$642,151	$647,787
Average preferred stock liquidation preference	(45,000)	(5,934)	—	—	—	(17,080)	—
Average total common stockholders' equity	643,327	604,324	627,369	647,546	646,041	625,071	647,787
Average goodwill and other intangibles	(192,682)	(187,255)	(189,359)	(191,551)	(193,765)	(189,776)	(196,035)
Average tangible common stockholders' equity	$450,645	$417,069	$438,010	$455,995	$452,276	$435,295	$451,752

Net income available to common stockholders	$22,005	$13,440	$(4,450)	$16,709	$14,317	$30,995	$41,835
Average tangible common equity	450,645	417,069	438,010	455,995	452,276	435,295	451,752
Return on average tangible common equity	19.43%	12.96%	(4.09%)	14.54%	12.56%	9.51%	12.38%

Net interest income	$74,379	$64,251	$62,500	$66,408	$64,765	$201,130	$189,495
Non-interest income	10,493	20,029	7,477	8,666	7,742	37,999	22,903
Operating revenue	84,872	84,280	69,977	75,074	72,507	239,129	212,398
Gain on sale of subsidiary or division	—	(9,758)	—	—	—	(9,758)	—
Adjusted operating revenue	$84,872	$74,522	$69,977	$75,074	$72,507	$229,371	$212,398
Non-interest expenses	$55,297	$52,726	$54,753	$52,661	$52,153	$162,776	$151,423
Transaction costs	(827)	—	—	—	—	(827)	—
Adjusted non-interest expenses	$54,470	$52,726	$54,753	$52,661	$52,153	$161,949	$151,423
Adjusted efficiency ratio	64.18%	70.75%	78.24%	70.15%	71.93%	70.61%	71.29%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$55,297	$52,726	$54,753	$52,661	$52,153	$162,776	$151,423
Transaction costs	(827)	—	—	—	—	(827)	—
Adjusted non-interest expenses	$54,470	$52,726	$54,753	$52,661	$52,153	$161,949	$151,423
Total non-interest income	$10,493	$20,029	$7,477	$8,666	$7,742	$37,999	$22,903
Gain on sale of subsidiary or division	—	(9,758)	—	—	—	(9,758)	—
Adjusted non-interest income	$10,493	$10,271	$7,477	$8,666	$7,742	$28,241	$22,903
Adjusted net non-interest expenses	$43,977	$42,455	$47,276	$43,995	$44,411	$133,708	$128,520
Average total assets	$5,518,708	$5,487,072	$4,906,547	$5,050,860	$4,840,540	$5,304,903	$4,680,234
Adjusted net non-interest expense to average assets ratio	3.17%	3.11%	3.88%	3.46%	3.64%	3.37%	3.67%

Total stockholders' equity	$693,842	$656,871	$589,347	$636,590	$633,693	$693,842	$633,693
Preferred stock liquidation preference	(45,000)	(45,000)	—	—	—	(45,000)	—
Total common stockholders' equity	648,842	611,871	589,347	636,590	633,693	648,842	633,693
Goodwill and other intangibles	(192,041)	(186,162)	(188,208)	(190,286)	(192,440)	(192,041)	(192,440)
Tangible common stockholders' equity	$456,801	$425,709	$401,139	$446,304	$441,253	$456,801	$441,253
Common shares outstanding	24,851,601	24,202,686	24,101,120	24,964,961	25,357,985	24,851,601	25,357,985
Tangible book value per share	$18.38	$17.59	$16.64	$17.88	$17.40	$18.38	$17.40

Total assets at end of period	$5,836,787	$5,617,493	$5,353,729	$5,060,297	$5,039,697	$5,836,787	$5,039,697
Goodwill and other intangibles	(192,041)	(186,162)	(188,208)	(190,286)	(192,440)	(192,041)	(192,440)
Tangible assets at period end	$5,644,746	$5,431,331	$5,165,521	$4,870,011	$4,847,257	$5,644,746	$4,847,257
Tangible common stockholders' equity ratio	8.09%	7.84%	7.77%	9.16%	9.10%	8.09%	9.10%
1)

Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by Triumph include the following:

•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is defined as common stockholders' equity less goodwill and other intangible assets.

•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

2)	Performance ratios include discount accretion on purchased loans for the periods presented as follows:
	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2020	2020	2020	2019	2019	2020	2019
Loan discount accretion	$4,104	$2,139	$2,134	$1,555	$1,159	$8,377	$4,013
3)	Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
4)	Past due ratio has been revised to exclude nonaccrual loans with contractual payments less than 30 days past due.
5)	Beginning January 1, 2020, the allowance for credit losses was calculated in accordance with Accounting Standards Codification Topic 326, “Financial Instruments – Credit Losses” (“ASC 326”).
6)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

###

Investor Relations:

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com

214-365-6936

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Amanda Tavackoli

Senior Vice President, Director of Corporate Communication

atavackoli@tbkbank.com

214-365-6930